                                      LOGO



                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                          1996 FORM 10-K ANNUAL REPORT

                             ASSOCIATED BANC-CORP
                            112 North Adams Street
                          Green Bay, Wisconsin 54301

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 23, 1997

To the Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Oshkosh Hilton and Convention Center, One North Main Street, Oshkosh, Wisconsin, on Wednesday, April 23, 1997, at 11:00 a.m. for the purpose of considering and voting on:

1. The election of three directors. Management's nominees are named in the accompanying Proxy Statement.

2. An amendment to Associated's Restated Long-Term Incentive Stock Option Plan to increase the number of shares available for issuance thereunder.

3. The ratification of the selection of KPMG Peat Marwick LLP as independent auditors for Associated for the year ending December 31, 1997.

4. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 3, 1997, as the record date for determining the shareholders of Associated entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

/s/ Brian R. Bodager
Brian R. Bodager
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 24, 1997

                            YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                     LOGO
March 24, 1997

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. on Wednesday, April 23, 1997, at the Oshkosh Hilton and Convention Center, Oshkosh, Wisconsin.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, there will be an opportunity to revoke your proxy and to vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely,

/s/ H. B. Conlon
H. B. Conlon
Chairman, President and Chief Executive Officer


 112 North Adams St. P.O. Box 13307 Green Bay, WI 54307-3307 414-433-3166 Fax
                                 414-433-3261

                             ASSOCIATED BANC-CORP
                            112 North Adams Street
                          Green Bay, Wisconsin 54301
                                ---------------

                                PROXY STATEMENT
                        ANNUAL MEETING - APRIL 23, 1997

INFORMATION REGARDING PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Associated Banc-Corp, hereinafter called "Associated," to be voted at the Annual Meeting of Shareholders on Wednesday, April 23, 1997, and at any and all adjournments thereof.

Solicitation of proxies by mail is expected to commence on March 24, 1997, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone, telegraph, and personal interview. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals, and they will be reimbursed by Associated for postage and clerical expense in doing so.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by three (3) judges of election, who are Directors, and will determine whether or not a quorum is present. The election judges will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Associated a written revocation or a duly executed proxy bearing a later date.

The Corporate Secretary of Associated is Brian R. Bodager, 112 North Adams Street, Green Bay, Wisconsin 54301.

RECORD DATE AND VOTING SECURITIES

The Board has fixed the close of business on March 3, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock") of which 18,697,358 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting. On January 22, 1997, the Board declared a 6-for-5 stock split to be effected in the form of a 20% stock dividend payable on March 17, 1997, to shareholders of record on March 5, 1997 (the "Stock Split"). Shares issued in the Stock Split will not be entitled to vote at the Annual Meeting nor has share information in this Proxy Statement been adjusted to reflect the Stock Split.

Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a Class B Director. The three nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

SHAREHOLDER PROPOSALS

Any shareholder desiring to include any proposal in Associated's proxy soliciting material for the next regularly scheduled Annual Meeting of Shareholders must submit their proposal, in writing, at Associated's executive offices not later than November 21, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

PRINCIPAL HOLDERS OF COMMON STOCK

As of February 28, 1997, the trust departments of four wholly-owned subsidiaries were, in a fiduciary capacity, the beneficial owners of 1,958,956 shares of Common Stock, constituting 10.48% of Associated's outstanding shares entitled to vote. Such ownership is in the capacity of fiduciaries with voting and/or investment power. As a result thereof, Associated may be deemed to indirectly beneficially own such shares. No other person is known to Associated to own beneficially more than 5% of the outstanding shares entitled to vote. The information set forth below is reflective of the foregoing.

                                           AMOUNT AND NATURE
                                 TITLE OF    OF BENEFICIAL    PERCENT
      NAME AND ADDRESS            CLASS   OWNERSHIP (1)(2)(3) OF CLASS
      ----------------           -------- ------------------- --------
Associated Bank Green Bay, N.A.   Common       1,142,788        6.11%
  200 North Adams Street
  Green Bay, Wisconsin 54301
Associated Bank, N.A.             Common         512,567        2.74%
  100 West Wisconsin Avenue
  Neenah, Wisconsin 54956
Associated Bank Lakeshore, N.A.   Common         192,461        1.03%
  1000 Franklin Street
  Manitowoc, Wisconsin 54220
Associated Trust Company, Inc.    Common         111,140         *
                                               ---------       ------
  401 East Kilbourn Avenue
  Milwaukee, Wisconsin 53202
                                               1,958,956       10.48%
                                               =========       ======

* Denotes percentage is less than 1%.
---------------------
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or
    (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days.

(2) In the capacity of fiduciaries, the trust departments exercise voting power where authority has been granted. In other instances, the trust departments solicit voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.

(3) In the capacity of fiduciaries, included are 913,900 shares with sole voting power; 21,610 shares with shared voting power; 1,724,387 shares with sole investment power; and 234,569 shares with shared investment power.

CORPORATE ANNUAL REPORT

The 1996 Corporate Report of Associated, which includes condensed consolidated financial statements for the years ended December 31, 1996, 1995, and 1994, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1996 Corporate Report and the 1996 Form 10-K Annual Report do not constitute a part of the proxy material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chairman and other officers.

Pursuant to the Articles of Incorporation of Associated, the Board is classified into three classes, as nearly equal in size as possible, with each class of directors serving staggered three-year terms, designated as Class A, Class B, and Class C. Three directors in Class B, Messrs. Conlon, Harder, and Quick, all of whom are members of the present Board, are to be elected at the Annual Meeting. The Class B directors will serve for a term of three years to expire in April 2000.

Associated's Bylaws require that a director retire as of the first Annual Meeting subsequent to the director's 65th birthday. Mr. Feitler, a Class C director, became subject to this requirement in 1996. Associated's Bylaws provide, however, that a retiring director's term may be extended for one-year terms by a two-thirds vote of the Board in circumstances which would be of significant benefit to Associated. At its January 22, 1997, Board meeting, Associated's Board voted unanimously to extend Mr. Feitler's term for a one-year term. The five remaining directors will continue to serve until their terms have expired or until their successors have been elected.

The three nominees have consented to serve, if elected, and at the date of this Proxy Statement, Associated has no reason to believe that any of the named nominees will be unable to act. Correspondence may be directed to nominees at Associated's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the three nominees.

The information presented below as to principal occupation and shares of Common Stock beneficially owned as of February 28, 1997, is based in part on information received from the respective persons and in part from the records of Associated.

NOMINEES FOR ELECTION TO AND MEMBERS OF THE BOARD OF DIRECTORS

NOMINEES FOR CLASS B, THREE-YEAR TERM EXPIRING APRIL 2000

HARRY B. CONLON has been a director of Associated since 1975. He has served as Chairman of the Board, President, and Chief Executive Officer of Associated since 1987 and was President and Chief Executive Officer from 1975 to 1987.
Age: 61.

RONALD R. HARDER has been a director of Associated since July 1991. He has been the President and Chief Executive Officer of Jewelers Mutual Insurance Company, a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals owning jewelry, Neenah, Wisconsin, since 1973. He is a director of Associated Bank, N.A., Neenah, an affiliate of Associated, and is Chairman of its Trust Committee. Age: 53.

J. DOUGLAS QUICK has been a director of Associated since July 1991. He has been President and Chief Executive Officer of Lakeside Foods, Inc., a food processor of primarily canned and frozen vegetables, Manitowoc, Wisconsin, since 1986. He has been a director of Associated Bank Lakeshore, National Association, an affiliate of Associated, since 1986. Age: 51.

                        DIRECTORS CONTINUING IN OFFICE

CLASS C DIRECTORS WITH TERMS EXPIRING APRIL 1998

ROBERT FEITLER has been a director of Associated since October 1988. He has served as Chairman of the Executive Committee of WEYCO Group, Inc., a wholesaler and retailer of men's shoes, Milwaukee, Wisconsin, since April 1996. He had served as President and a director since 1968. Mr. Feitler has been a director of Associated Bank Milwaukee, an affiliate of Associated, since 1972. Age: 66.

ROBERT C. GALLAGHER has been a director of Associated since January 1982. He has served as Vice Chairman of Associated since July 1996 and as Executive Vice President since January 1982. He has served as Chairman and Chief Executive Officer of Associated Bank Green Bay, National Association, an affiliate of Associated, since 1985. He had served as President since 1982 and has been a director since October 1980. Mr. Gallagher also serves as a director of WPS Resources Corporation. Age: 58.

JOHN C. MENG has been a director of Associated since January 1991 and has been a director of Associated Bank Green Bay, National Association, an affiliate of Associated, since January 1988. He has been President, Chief Executive Officer, and Director of Schreiber Foods, Inc., which markets cheese and bacon products to the food service industry and retail markets nationally, Green Bay, Wisconsin, since December 1989. Prior thereto he was President and Chief Operating Officer of Schreiber Foods, Inc. Age: 52.

CLASS A DIRECTORS WITH TERMS EXPIRING APRIL 1999

JOHN S. HOLBROOK, JR. has been a director of Associated since May 1992. He is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm in which he has practiced since 1964. Quarles & Brady has performed legal services for Associated and its respective subsidiaries. From 1990 to 1992, he was a director of F&M Financial Services Corporation, a bank holding company acquired by Associated in 1992. Age: 57.

WILLIAM R. HUTCHINSON has been a director of Associated since April 1994. He has been Vice President, Financial Operations, of Amoco Corporation, Chicago, Illinois, since October 1993, and has held the positions of Treasurer, Controller, and Vice President-Mergers, Acquisitions & Negotiations with Amoco Corporation since 1981. He has been a director of Associated Bank Chicago, an affiliate of Associated, since 1981. Mr. Hutchinson also serves as a director of the Smith Barney Mutual Group. Age: 54.

JAMES F. JANZ has been a director of Associated since May 1992. He is a Senior Vice President of Zilber Ltd., Milwaukee, Wisconsin, a holding company with subsidiaries engaged in various activities, including real estate development and management and financial services, and has been so employed since 1969. From 1989 to 1992, he was a director of F&M Financial Services Corporation, a bank holding company acquired by Associated in 1992. Age: 56.

SECURITY OWNERSHIP OF MANAGEMENT

Listed below is information as of February 28, 1997, concerning beneficial ownership of Common Stock of Associated for each director and Named Executive Officer, and by directors and executive officers as a group.

                   NAME OF BENEFICIAL
 TITLE OF CLASS          OWNER            AMOUNT OF BENEFICIAL OWNERSHIP PERCENT OF CLASS
 -------------- -----------------------   ------------------------------ ----------------
 Common         Harry B. Conlon                      181,580                    *
 Common         Robert Feitler                        25,390                    *
 Common         Robert C. Gallagher                  160,917                    *
 Common         Ronald R. Harder                       1,613                    *
 Common         John S. Holbrook, Jr.                  8,436                    *
 Common         William R. Hutchinson                  1,898                    *
 Common         James F. Janz                          5,998                    *
 Common         Mark J. McMullen (1)                  62,324                    *
 Common         John C. Meng                           6,717                    *
 Common         Randall J. Peterson (1)               54,336                    *
 Common         J. Douglas Quick                       7,939                    *
 Common         Gordon J. Weber (1)                   76,327                    *
                Directors and Executive
 Common         Officers (2)                         807,690                  4.23%

* Denotes percentage is less than 1%.
---------------------
(1) Executive Officer, non-director.

(2) Includes directors and executive officers as a group (23 individuals).

Share ownership includes shares issuable within 60 days upon exercise of stock options owned by certain officers.

All shares reported herein are owned with voting and investment power in those persons whose names are provided herein or by their spouses. Some shares may be owned in joint tenancy, by a spouse, or in the names of minor children.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board held four regular meetings during 1996. Each director attended 100% of the total number of meetings of the Board and its committees of which they were members. Average attendance at all Board and committee meetings was 100% during 1996.

The Audit Committee, which is composed of Messrs. Harder (Chairman), Hutchinson, and Janz, all of whom are outside directors, held four meetings during 1996. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent auditors their plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, and reviews and approves the general nature of audit services by the independent auditors. The Audit Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the Annual Meeting, to serve as Associated's auditors for the following year. Both the internal auditors and the independent auditors meet periodically with the Audit Committee and have free access to the Audit Committee at any time.

The Administrative Committee, composed of Messrs. Feitler (Chairman), Holbrook, and Quick, all of whom are outside directors, held two meetings during 1996. The Administrative Committee's functions include, among other duties directed by the Board, administering Associated's stock option plans (and granting options) and employee fringe benefit programs, reviewing and approving Associated's executive salary and bonus structure, selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualification requisites for continued Board service. The Administrative Committee will also consider candidates recommended in writing by shareholders, if those candidates demonstrate a serious interest in serving as directors.

DIRECTOR COMPENSATION

Associated compensates each nonemployee director for services by payment of an annual retainer and meeting fee. For the year ended December 31, 1996, such annual retainer was $11,000 and a fee of $500 for each Board and/or committee meeting attended. Directors who are employees of Associated or its affiliates do not receive separate compensation for their services as directors.

CERTAIN TRANSACTIONS

Various officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions with, one or more of Associated's subsidiary banks in the ordinary course of each such bank's business during 1996. The percentage of consolidated shareholders' equity represented by loans made in such transactions was 18.81% at December 31, 1996. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Associated's subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to Associated and affiliates for the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were, at December 31, 1996, the Chief Executive Officer of Associated and the other four most highly compensated executive officers of Associated or its affiliates (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                                                     COMPENSATION
                         ANNUAL COMPENSATION (1)        AWARDS
                      ------------------------------ ------------
                                                      SECURITIES
   NAME AND                             OTHER ANNUAL  UNDERLYING   ALL OTHER
   PRINCIPAL           SALARY   BONUS   COMPENSATION OPTIONS/SARS COMPENSATION
 POSITION (2)    YEAR   ($)      ($)       ($)(3)       (#)(4)       ($)(5)
 ------------    ----  ------   -----   ------------ ------------ ------------
H. B. Conlon     1996 $375,000 $135,000      --         12,500    $65,366(6)
Chairman,        1995 $355,000 $130,000      --         12,500
President &                                                       $57,349(7)
CEO, Associated  1994 $333,462 $125,000      --         12,500    $49,295(8)
R. C. Gallagher  1996 $300,000 $128,000      --         10,000    $51,204(9)
Vice Chairman,   1995 $287,000 $125,000      --         10,000
Associated;                                                       $48,944(10)
Chairman & CEO,  1994 $275,000 $120,000      --         10,000
ABGB                                                              $40,184(11)
G. J. Weber      1996 $230,000 $ 49,500      --          7,500    $24,363(12)
CEO Associated   1995 $209,807 $ 52,500      --          7,500
Southern                                                          $25,616(13)
Region           1994 $200,000 $ 50,000  $45,000(14)     7,500    $22,859(15)
R. J. Peterson   1996 $191,346 $ 71,260      --          6,250    $25,468(16)
President ABGB   1995 $176,000 $ 66,000      --          6,250    $23,584(17)
                 1994 $168,000 $ 63,000      --          6,250    $21,335(18)
M. J. McMullen   1996 $170,000 $ 64,435      --          6,250    $21,184(19)
Senior EVP ABGB  1995 $163,000 $ 61,125      --          6,250    $19,995(20)
                 1994 $156,000 $ 58,500      --          6,250    $24,284(21)

---------------------

(1) Includes amounts earned and payable during the fiscal year whether or not receipt of such amounts were deferred at the election of the Named Executive Officer. All Named Executive Officers are eligible to participate in the Associated Deferred Compensation Plan. During 1996, Messrs. Conlon and Gallagher participated in such plan. See "Agreements and Reports."

(2) Included in the table are certain executive officers of affiliates of Associated who, although not executive officers of Associated, perform policymaking functions for Associated. Associated Bank Green Bay, National Association ("ABGB"), is Associated's largest subsidiary bank, headquartered in Green Bay, Wisconsin; Associated's Southern Region consists of six state and national banks which are Wisconsin subsidiaries of Associated headquartered in Lodi, Madison, Milwaukee, Portage, Reedsburg, and West Allis.

(3) Does not include auto allowances and club dues and other personal benefits paid by Associated on behalf of any Named Executive Officer which may be deemed personal. The aggregate amount of the foregoing for any Named Executive Officer do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported herein.

(4) Option grants reflect a 25% stock dividend in 1995.

(5) Contributions to the Associated Banc-Corp Profit Sharing & Retirement Savings Plan (including the 401(k) Plan [the "Retirement Plan"]) were made to the accounts of the Named Executive Officers. Contributions to the Associated Supplemental Executive Retirement Plan (the "SERP") which provides retirement benefits to executives selected by the Administrative Committee without regard to the limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), were made to the accounts of the Named Executive Officers. Contributions calculated as 10% of the amount of stock purchased made to Associated's Employee Stock Purchase Plan were made to the accounts of the Named Executive Officers. Life insurance premiums were paid by Associated for Named Executive Officers.

(6) Includes Retirement Plan contribution of $14,250, SERP contribution of $40,162, Employee Stock Purchase Plan contribution of $600, and life insurance premiums of $10,354.

(7) Includes Retirement Plan contribution of $14,250, SERP contribution of $32,678, Employee Stock Purchase Plan contribution of $600, and life insurance premiums of $9,821.

(8) Includes Retirement Plan contribution of $22,770, SERP contribution of $16,842, Employee Stock Purchase Plan contribution of $589, and life insurance premiums of $9,094.

(9) Includes Retirement Plan contribution of $14,250, SERP contribution of $28,810, and life insurance premiums of $8,144.

(10) Includes Retirement Plan contribution of $14,250, SERP contribution of $26,550, and life insurance premiums of $8,144.

(11) Includes Retirement Plan contribution of $24,360, SERP contribution of $7,680, and life insurance premiums of $8,144.

(12) Includes Retirement Plan contribution of $10,500, SERP contribution of $12,993, and life insurance premiums of $870.

(13) Includes Retirement Plan contribution of $13,500, SERP contribution of $11,286, and life insurance premiums of $830.

(14) One-time relocation expense for company requested transfer.

(15) Includes Retirement Plan contribution of $19,155, SERP contribution of $3,236, and life insurance premiums of $468.

(16) Includes Retirement Plan contribution of $14,250, SERP contribution of $9,518, Employee Stock Purchase Plan contribution of $260, and life insurance premiums of $1,440.

(17) Includes Retirement Plan contribution of $14,250, SERP contribution of $7,050, Employee Stock Purchase Plan contribution of $1,041, and life insurance premiums of $1,243.

(18) Includes Retirement Plan contribution of $16,911, SERP contribution of $1,843, Employee Stock Purchase Plan contribution of $1,711, and life insurance premiums of $870.

(19) Includes Retirement Plan contribution of $14,250, SERP contribution of $6,064, and life insurance premiums of $870.

(20) Includes Retirement Plan contribution of $14,250, SERP contribution of $4,875, and life insurance premiums of $870.

(21) Includes Retirement Plan contribution of $22,800, SERP contribution of $614, and life insurance premiums of $870.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                                                                     AT
                                                               ASSUMED ANNUAL
                                                                    RATES
                                                                  OF STOCK
                                                                    PRICE
                                                              APPRECIATION FOR
                     INDIVIDUAL GRANTS                           OPTION TERM
------------------------------------------------------------- -----------------
                          % OF
                          TOTAL
                        OPTIONS/
                          SARS
                         GRANTED
            NUMBER OF      TO
            SECURITIES  EMPLOYEES
            UNDERLYING     IN
           OPTIONS/SARS  FISCAL   EXERCISE OR BASE EXPIRATION
  NAME      GRANTED (#)   YEAR      PRICE ($/SH)      DATE     5% ($)  10% ($)
---------  ------------ --------- ---------------- ---------- -------- --------
H. B.
Conlon        12,500       7.3%       $36.875       1-24-06   $289,881 $734,616
R. C.
Gallagher     10,000       5.8%       $36.875       1-24-06   $231,905 $587,693
G. J.
Weber          7,500       4.4%       $36.875       1-24-06   $173,929 $440,769
R. J.
Peterson       6,250       3.6%       $36.875       1-24-06   $144,941 $367,308
M. J.
McMullen       6,250       3.6%       $36.875       1-24-06   $144,941 $367,308

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                         FY-END OPTION/SAR VALUES (1)

                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                   SHARES                         OPTIONS/SARS AT           OPTIONS/SARS AT
                 ACQUIRED ON                       FY-END (#)(2)             FY-END ($)(3)
                  EXERCISE        VALUE      ------------------------- -------------------------
     NAME            (#)     REALIZED ($)(4) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
---------------  ----------- --------------- ----------- ------------- ----------- -------------
H. B. Conlon      7,500.00     $170,284.50    40,087.50    24,912.50   $657,025.25  $249,536.25
R. C. Gallagher         --              --    45,850.00    19,900.00   $937,984.95  $199,140.00
G. J. Weber       5,520.62     $161,085.04    35,075.00    14,925.00   $760,082.75  $149,355.00
R. J. Peterson    1,510.31     $ 42,079.26    33,814.00    12,436.00   $740,715.65  $124,440.85
M. J. McMullen    2,495.62     $ 70,700.91    36,839.00    12,436.00   $835,278.06  $124,440.85

---------------------
(1) The exercise price for each grant was 100% of the fair market value of the shares on the date of grant. All granted options are exercisable within ten years from the date of grant. Within this period, each option is exercisable from time to time in whole or in part.

(2) Pursuant to the current provisions of the Restated Long-Term Incentive Stock Option Plan (the "Stock Plan"), all Options and other awards under the Stock Plan shall immediately vest and become exercisable upon the occurrence of a Change in Control of Associated. Such vesting of Options shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares and other awards being immediately payable. The definition of Change of Control is substantially the same as under the Associated Change of Control Plan. See "Agreements and Reports."

(3) Total value of unexercised options based on the market price of Associated stock as reported on the Nasdaq National Market on December 31, 1996, of $42.50 per share.

(4) Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The following table sets forth, with respect to the Associated Retirement Account Plan (the "Account Plan") and the SERP for Named Executive Officers, the credited years of service to date and at age 65:

                            CREDITED YEARS OF CREDITED YEARS OF
                             SERVICE TO DATE  SERVICE AT AGE 65
                            ----------------- -----------------
           H. B. Conlon             32                35
           R. C. Gallagher          16                22
           G. J. Weber              25                41
           R. J. Peterson           14                28
           M. J. McMullen           15                32

The following table sets forth, with respect to the Account Plan and the SERP, the estimated annual retirement benefit payable at age 65 as a straight-life annuity, based on specified earnings and service levels and a benefit indexing rate of 5%:

    AVERAGE             ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN (2)
  TOTAL ANNUAL     ---------------------------------------------------------------
COMPENSATION (1)     15         20         25         30         35         40
----------------   -------   --------   --------   --------   --------   --------
    $125,000       $16,184   $ 24,799   $ 35,795   $ 49,829   $ 67,740   $ 90,600
     150,000        19,421     29,759     42,954     59,795     81,288    108,720
     175,000        22,657     34,719     50,113     69,761     94,836    126,840
     200,000        25,894     39,679     57,273     79,727    108,384    144,960
     225,000        29,131     44,639     64,432     89,692    121,932    163,080
     250,000        32,368     49,599     71,592     99,658    135,480    181,200
     300,000        38,841     59,519     85,909    119,590    162,577    217,440
     350,000        45,315     69,439    100,277    139,522    189,673    253,680
     400,000        51,789     79,358    114,545    159,453    216,769    289,919
     450,000        58,262     89,278    128,863    179,385    243,865    326,159
     500,000        64,736     99,198    143,181    199,317    270,961    362,399
     550,000        71,209    109,118    157,501    219,248    298,057    398,640

---------------------
(1) Reflects amounts disclosed as salary and bonus for each of the Named Executive Officers.

(2) The retirement benefits shown above are not subject to any deductions for social security or other offsetting amounts, and the annual retirement benefits are subject to certain maximum limitations under the Code (such limitation was $120,000 for 1996).

                    REPORT OF THE ADMINISTRATIVE COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE COMMITTEE. The Administrative Committee of the Board of Directors (the "Committee") supervises Associated's executive compensation policies and programs. It establishes the base salary and incentive compensation of the chief executive officer and approves base salaries and bonuses of 19 other executive officers. The Committee must have three or more members, and no member may be an employee of Associated or any affiliate. The Committee currently has three members.

COMPENSATION POLICY. Associated's policy is to have base salaries for executive officers that generally are near the median level for employees having comparable responsibility for financial institutions of comparable size. Annual bonuses are closely related to corporate-wide and business unit financial performance goals and individual goals, which, if achieved, will be reflected in superior operating results. The financial goals emphasize earnings per share, return on equity, return on assets, loan quality, and expense control. Specific goals are set on an individual basis for each executive officer to reflect differences in responsibilities and other relevant factors. When superior operating results are attained, Associated's policy permits total compensation to exceed median levels for institutions of comparable size but does not permit total compensation to exceed median levels for such institutions having comparable performance in terms of return on assets and return on equity. Long-term incentives are provided through stock-based awards which directly relate a portion of the executive officers' long-term remuneration to stock price appreciation realized by Associated's shareholders.

The goal of this compensation policy is to be modest but effective, providing competitive remuneration to attract and retain high quality executives and appropriate incentives for those employees to enhance shareholder value while avoiding arrangements that could result in expense that is not justified by performance. As long as this basic goal is being achieved, the Committee relies to a great extent on the subjective judgment of the chief executive officer in establishing salary, bonus, and long-term incentive compensation.

INDEPENDENT CONSULTANT. To assist it in supervising the compensation policy, the Committee relies upon an independent outside consultant who provides data at least once every two years regarding compensation practices of financial institutions. The independent outside consultant prepared and presented a report to the Committee at its December 1995 meeting. Competitive compensation levels considered by the Committee are based upon the results of several compensation surveys and the analysis of the consultant as to appropriate adjustments to make meaningful comparisons to the compensation of Associated's executive officers. The surveys used by the consultant cover a larger number and greater variety of institutions than are included in the Nasdaq Bank Index referred to under the heading "Shareholder Return Performance Presentation-- Stock Price Performance Graph." Adjustments made by the consultant to the survey data account for differences in corporate size, business lines, and geographic markets.

BASE SALARIES. Salaries paid to executive officers (other than the chief executive officer) are based upon the chief executive officer's subjective assessment of the nature of the position and the contribution and experience of the executive officer. In 1996, base salaries for executive officers as a group were near the median of competitive levels identified by the consultant. The chief executive officer reviews all salary recommendations with the Committee. The Committee is responsible for approving or disapproving those recommendations based upon Associated's compensation policy.

ANNUAL BONUSES. Annual bonuses are awarded to executive officers at the discretion of the Committee at the end of each year. The amount of bonus, if any, for each executive officer (other than the chief executive officer) is recommended to the Committee by the chief executive officer based upon an evaluation by the chief executive officer of the achievement of the corporate-wide, business unit, and personal performance goals established for each officer by the chief executive officer at the beginning of the year and, where appropriate, modified during the year to reflect changed conditions. Corporate performance goals and business unit goals such as earnings growth, return on assets, and return on equity are considered. In 1996, the Committee did not disapprove of any bonuses recommended to it by the chief executive officer because the foregoing goals, including earnings growth, were met. Earnings growth is a required threshold for bonuses.

CHIEF EXECUTIVE OFFICER SALARY AND BONUS. The 1996 base salary for the chief executive officer was established at a level that the Committee believed would approximate a median level based upon the analysis of competitive data by the Committee's consultant. The chief executive officer's bonus for 1996 was established based upon the Committee's overall evaluation of the chief executive officer's performance, including the achievement of corporate financial performance goals and individual goals that were established during the year. The financial goals required increased earnings per share and also included achievement of designated levels of return on assets, return on equity, and loan quality statistics. An earnings per share threshold was established early in the year. This threshold was required to have been met in order for the chief executive officer to have received a bonus. Achievement of other corporate performance goals was considered in general, and no formula giving designated weights to particular goals was used. The chief executive officer's salary and bonus for 1996 reflected the fact that the earnings per share threshold and all other goals were achieved. Based upon its consultant's advice, the Committee believes that the total of 1996 salary and bonus for the chief executive officer was consistent with Associated's policy.

STOCK OPTIONS. The Committee administers and grants options under the Restated Long-Term Incentive Stock Option Plan. Options have been granted at irregular intervals in the past. During 1996, options for 171,500 shares were granted to 67 employees. These options had 10-year terms, vest in stages over the first three years, and had exercise prices equal to 100% of market value on the date of grant. The value of the shares covered by these options (based upon the option price) ranged from about 125% of annual salary to 25% of annual salary. Option recipients and amounts (for employees other than the chief executive officer) are recommended to the Committee by the chief executive officer based upon his judgment of position and performance of each recipient and the ability of that recipient to effect overall corporate performance. The Committee's award of options to the chief executive officer was based upon guidelines presented by the consultant which resulted in a total compensation package in the median of competitive levels identified by the consultant. The options awarded were determined to be comparable with awards for chief executive officers with similar salary and bonus.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Associated currently intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock-based awards and annual bonuses) in a manner that complies with this provision so that such amounts will be deductible to Associated.

ADMINISTRATIVE COMMITTEE
Robert Feitler, Chairman
                       John S. Holbrook, Jr., SecretaryJ. Douglas Quick, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John S. Holbrook, Jr. is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm. Quarles & Brady has performed legal services for Associated and some of its subsidiaries and is expected to continue to provide legal services during the current fiscal year. A corporation of which Mr. Quick is an executive officer had loans with subsidiary banks of Associated. See "Election of Directors--Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Committee.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on Associated's Common Stock with the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for the period of five fiscal years commencing on December 31, 1991, and ending December 31, 1996.
The Nasdaq Bank Index is prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The graph assumes that the value of the investment in Associated stock and for each index was $100.00.00 on December 31, 1991.



                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG ASSOCIATED BANC-CORP, S&P 500 INDEX AND NASDAQ BANK


Measurement Period                          S&P
(Fiscal Year Covered)        ASSOCIATED     500 INDEX    NASDAQ BANK
--------------------         ----------     ---------    -----------
Measurement Pt-
12/31/91                     $100.00        $100.00      $100.00
FYE 12/31/92                 $131.12        $107.60      $145.56
FYE 12/31/93                 $158.44        $118.36      $166.00
FYE 12/31/94                 $167.58        $119.78      $165.40
FYE 12/31/95                 $247.73        $164.82      $246.42
FYE 12/31/96                 $264.08        $202.32      $325.60

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AGREEMENTS AND REPORTS

DEFERRED COMPENSATION AGREEMENTS. Associated adopted a nonqualified deferred compensation plan in December 1994 (the "Deferred Compensation Plan") to permit certain senior officers to defer current compensation to accumulate additional funds for retirement. The CEO and 23 senior officers are currently eligible to participate under the Deferred Compensation Plan including each of the Named Executive Officers. Currently, Messrs. Conlon and Gallagher are the only Named Executive Officers who participate. Pursuant to the Deferred Compensation Plan, each executive may each year elect to defer a portion of his base salary and/or annual incentive compensation. The executive may choose to receive payment of deferred amounts in five equal annual installments, ten equal annual installments, or a lump sum payment at his anticipated retirement date. In addition, under certain limited circumstances, the executive may receive distributions during employment. If the executive's services are terminated voluntarily or involuntarily, he retains all rights to the undistributed amounts credited to his account. All funds deferred have been placed in a trust with an independent third party trustee. Investment results on funds in the trust will vary depending on investments selected and managed by the trustee.

Mr. Gallagher and Associated Bank Green Bay, National Association, entered into an agreement November 1, 1986, whereby Mr. Gallagher elected to defer a portion of his base salary and/or annual incentive compensation. All funds deferred under this agreement were merged into the Deferred Compensation Plan as of September 30, 1996.

CHANGE OF CONTROL PLAN. Effective April 1994, Associated adopted a nonqualified plan to provide severance benefits to the Chief Executive Officer ("CEO") and senior officers in the event of a Change of Control of Associated (defined below) and termination of their employment (the "Plan"). The CEO and 18 senior officers are currently designated to participate under the Plan, including each of the Named Executive Officers. Prior to Change of Control, from time to time, the CEO is authorized to designate participating senior officers.

If within three years following a Change of Control (or in anticipation of and preceding a Change of Control) a termination of employment occurs either involuntarily or for Good Reason, an employee eligible pursuant to the Plan may at the discretion of Associated receive either a lump sum payment or installment payments reflected in the Plan schedule in effect at the date of such termination. Such payment may also include legal fees and expenses related to termination of employment or dispute of benefits payable under the Plan. Good Reason includes change in the employee's duties and responsibilities which are inconsistent with those prior to the Change of Control, reduction in salary, or discontinuation of any bonus plan or certain other compensation plans, transfer to an employment location greater than fifty miles from the employee's present office location, or certain other breaches. Benefits are not paid in the event of retirement, death or disability, or termination for Cause which generally includes willful failure to substantially perform duties or certain willful misconduct. Participants are required to attempt to obtain other employment following termination, and amounts to be received under the Plan are reduced by subsequent earnings. The Plan schedule currently in effect provides for total benefits payable in lump sum to consist of two years' base salary, two years' incentive compensation, and certain health and welfare benefits for two years. If installment payments are elected by Associated, the payment shall be two years' base salary paid over a two-year period. The Plan, including the Plan schedule, may be amended from time to time by Associated.

A "Change in Control" under the Plan shall occur if an offer is accepted, in writing, with respect to any of the following: (a) a change of ownership of 25% or more of the outstanding voting securities of Associated; (b) Associated is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation; (c) Associated sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or (d) a person, within the meaning of
Section 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities (whether directly, indirectly, beneficially, or of record).

SECTION 16(A), BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Under Section 16(a) of the Exchange Act, Associated's directors and executive officers, as well as certain persons holding more than 10% of Associated's stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, Nasdaq, and Associated (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated's knowledge, and based solely upon a review of the copies of such reports furnished to Associated, and upon written representations that no other reports were required, with respect to the fiscal year ended December 31, 1996, Associated's officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  PROPOSAL 2

                       AMENDMENT TO ASSOCIATED BANC-CORP
                RESTATED LONG-TERM INCENTIVE STOCK OPTION PLAN

The Board believes that in order to associate more closely the interest of certain key employees with those of Associated's shareholders, it is important to encourage stock ownership and thereby provide long-term incentives and rewards to those key employees of Associated and its affiliates who are in a position to contribute to its long-term success and growth. The Board believes that the Stock Plan assists it in retaining and attracting key employees with requisite experience and ability. The Board also believes that the authority to grant additional Options will enhance Associated's flexible incentive-based compensation to attract and retain employees of experience and ability. The Stock Plan is not a "qualified plan" under the Code, nor is it subject to ERISA.

SUMMARY OF THE AMENDMENT. On January 22, 1997, the Board adopted, upon the recommendation of the Committee, subject to shareholder approval, an amendment to Associated's Stock Plan to increase the number of shares available for issuance thereunder by an additional 600,000 shares. The proposed amendment to the Stock Plan will not be implemented unless approved by shareholders. Associated will register the shares of Common Stock issuable under the Stock Plan under the federal and applicable state securities laws.

In the opinion of the Board, Associated and its shareholders have benefited substantially from Associated's stock-based compensation plans. These plans have secured the benefits of the incentive resulting from the increase in shareholder value by employees of Associated who are largely responsible for its growth and success. It is thus the opinion of the Board, upon recommendation of the Committee, that the number of shares authorized under the Stock Plan be increased by 600,000 shares, subject to adjustment for stock splits and stock dividends. As of the date of the Annual Meeting, as a result of the Stock Split, the increase in the number of shares available for issuance will be adjusted to 720,000. The Stock Plan was adopted by the Board and approved by the shareholders in 1987. Initially, 600,000 shares of Associated's Common Stock were authorized for issuance upon the exercise of options held by plan Participants. The Board of Directors on January 26, 1994, agreed to increase the number of shares available for issuance under the Stock Plan by an additional 600,000 shares, and the shareholders approved the increase on April 25, 1994. As a result of stock dividends declared and paid by Associated, as well as adjustments made for restricted shares and the lapse of performance shares, the total authorized shares under the Stock Plan is 1,533,237 shares. As of December 31, 1996, a total of 1,322,180 grants for shares of Common Stock had been issued under the Stock Plan. The total authorized shares have been adjusted for the cancellation of grants for shares, resulting in 319,566 shares remaining available to be issued.

AWARDS GRANTED. Since inception of the Stock Plan, awards have been issued under the Stock Plan (including Options and Restricted Stock Awards with Performance Share Awards) to the following individuals as set forth below in the amounts set forth after each recipient: (a) Mr. Conlon, Chairman, President & Chief Executive Officer of Associated (78,750); Mr. Gallagher, Vice Chairman of Associated and Chairman & Chief Executive Officer of Associated Bank Green Bay, National Association (65,750); Mr. Weber, Chief Executive Officer of Associated's Southern Region (55,520); Mr. Peterson, President of Associated Bank Green Bay, National Association (51,770); and Mr. McMullen, Senior Executive Vice President of Associated Bank Green Bay, National Association (51,770); (b) all current executive officers as a group (370,998); (c) all current directors who are not executive officers as a group
(none); (d) each nominee for election as a director (none, other than as stated above for Mr. Conlon); (e) each associate of any such directors (none);
(f) each other person who received or is to receive 5 percent of such awards under the Stock Plan (none); and (g) all employees, including current officers who are not executive officers, as a group (951,182). See "Executive Compensation--Option/SAR Grants in Last Fiscal Year" for option grants in 1996 to the Named Executive Officers. During 1996 options were granted to (a) all current executive officers as a group (96,250); (b) all current directors who are not executive officers as a group (none); (c) each nominee for election as a director (none, other than as stated above for Mr. Conlon); (d) each associate of any such directors (none); (e) each other person who received or is to receive 5 percent of such awards under the Stock Plan (none); and (f) all employees, including current officers who are not executive officers, as a group (75,250).

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, at the meeting is required to approve the amendment to the Stock Plan. No grants of Awards have been made subject to shareholder approval under the Stock Plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS OF ASSOCIATED VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY AN ADDITIONAL 600,000 SHARES, SUBJECT TO ADJUSTMENT FOR STOCK SPLITS AND STOCK DIVIDENDS, INCLUDING THE STOCK SPLIT.

ADMINISTRATION. The Stock Plan is administered by Associated's Committee. The Committee must always be composed of not less than three directors, none of whom, at the time of his or her appointment to the Committee or for a period of at least one year prior thereto, may be or may have been eligible to participate in the Stock Plan. All aspects of the administration of the Stock Plan and the granting of any awards thereunder are within the sole and exclusive direction of the Committee.

ELIGIBILITY. The Committee, in its sole discretion, shall determine those key employees of Associated and its affiliates who shall become eligible for participation under the Stock Plan (the "Participants"). Members of the Committee, however, may not be Participants.

AWARDS. The Stock Plan provides for the granting of awards consisting of (a) incentive stock options ("ISOs") and nonqualified stock options (collectively, "Options"), with or without stock appreciation rights ("SARs"); (b) restricted stock awards ("Stock Awards"), with or without performance share awards ("Share Awards"); (c) Performance Units; and (d) Other Stock-Based Awards (collectively, "Awards"). No consideration shall be payable to Associated by a Participant with respect to any Award. The Committee shall have the full authority and sole discretion to (a) determine which Participants shall receive awards; (b) determine the size, form, terms, and conditions of all Awards; (c) adopt any rules or regulations necessary for the administration of the Stock Plan; and (d) alter any of the foregoing.

STOCK OPTIONS. An Option shall consist of the right to acquire shares during the exercise period specified therein. The exercise price of each Option shall be the closing price of the shares as reported on the Nasdaq National Market in the Wall Street Journal for the date of grant. Options may not be exercised until vested; Options may vest on a specific date (as to all shares subject to an Option) or dates (as to specified portions of the shares subject to an Option), in the discretion of the Committee. The vesting of any Option may be conditioned upon such terms, based upon continued employment of the Participant by Associated, or other factors as the Committee shall determine when the Option is granted. However, no Option may vest earlier than one year after grant and all Options shall vest immediately upon a change in control of Associated, as described below (a "Change in Control"). Options shall be exercisable immediately upon vesting and shall specify the period following vesting during which they may be exercised. In no event may the exercise period for any Option extend beyond ten years following grant.

Any Option or portion thereof that has not vested shall immediately terminate upon the cessation of the holder's employment with Associated, except in the case of a Change in Control and where employment terminates by reason of the Participant's death, permanent disability, or retirement, in which instance the Committee shall have discretion to cause such Option to continue to become exercisable on the date or dates specified in the grant as if such termination of employment had not occurred. Options or portions thereof that have vested but that have not been exercised at the date that the holder's employment with Associated ceases shall terminate according to the following terms: (a) if the cessation of employment is for any reason other than death, permanent disability, or retirement, the unexercised Option shall terminate immediately, or (b) if the cessation of employment is by reason of death, permanent disability, or retirement, the unexercised Option shall terminate on the terms of the original grant.

All Options shall be evidenced at the time of grant by written agreements setting forth all of the terms and conditions of such Options. The exercise price of any Option must be paid in full upon exercise and may be paid either in cash or by the delivery of shares of Associated Common Stock (valued at their fair market value on the date of exercise), or any combination thereof.

In the case of an ISO granted to a Participant who at the time of the grant owns (directly or indirectly and including shares purchasable under such ISO) stock of Associated possessing more than 10% of the total combined voting power of all classes of stock of Associated, the exercise price shall be at least 110% of the fair market value at the time the ISO is granted; provided further, that the Option price shall in no event be less than the par value of the shares subject to such ISO.

Associated may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

STOCK APPRECIATION RIGHTS. The Committee may grant SARs as a part of any Option. A SAR is the right to receive the excess of the fair market value of shares subject to the corresponding Option on the date of exercise of such SAR over the exercise price of such Option (the "Economic Value" of such SAR), in lieu of the exercise of such Option. SARs may be granted at the time that the corresponding Option is granted or at a later date, in the discretion of the Committee. SARs shall be exercisable and shall expire at the same time(s) as the corresponding Option.

To exercise a SAR for all or a portion of the shares covered thereby, the holder must tender the corresponding Option to Associated. In exchange therefor, he or she shall receive cash or shares (valued at their fair market value on the date of exercise) or a combination thereof equal to the Economic Value of such SAR. The holder of a SAR shall not be required to tender any funds in payment of the exercise price of the corresponding Option at the time of the exercise of such SAR.

SARs shall be evidenced at the time of grant by written agreements containing the terms and conditions of such SARs. The exercise of a SAR shall be treated as an exercise of the corresponding Option for the same number of shares for the purpose of computing the number of shares subject to such Option thereafter.

RESTRICTED STOCK AWARDS. A Stock Award shall consist of the grant, subject to certain restrictions, of shares ("Restricted Stock") to a Participant. Restricted Stock may not be sold, transferred, or otherwise disposed of, pledged, or otherwise encumbered. Such restrictions shall lapse at the time(s) and on the terms determined by the Committee at the date of grant; thereafter, the shares that were the subject of such Stock Award shall cease to be Restricted Stock and the owner thereof shall be entitled to sell or pledge such shares or otherwise deal with them in the same manner and to the same extent as any holder of the shares, without restrictions imposed pursuant to the Plan. A Participant shall be entitled to receive dividends on and cast votes with respect to all shares of Restricted Stock held by him or her.

If a Participant ceases to be employed by Associated for any reason, whether voluntary or involuntary, except by reason of death, retirement, or permanent disability, or in connection with a Change in Control of Associated, he or she shall transfer all shares of Restricted Stock owned by him or her to Associated within 30 days. The restrictions on Restricted Stock shall lapse immediately upon the death or permanent disability of the holder or a Change in Control of Associated. The restrictions on Restricted Stock held by a Participant upon his or her retirement shall lapse with respect to a specified portion only (the "Vested Portion") of such Restricted Stock. The Vested Portion shall consist of the number of shares of Restricted Stock held by such Participant at retirement multiplied by a fraction, the numerator of which is the number of months from the grant of such Stock Award to the date of such Participant's retirement, and the denominator of which is the number of months from the grant of such Stock Award to the date of lapse of the restrictions on such Restricted Stock according to the terms of such Stock Award. All Restricted Stock that is not a part of the Vested Portion shall, within 30 days after the retirement of the Participant holding such shares, be returned to Associated.

All Restricted Stock shall be held in escrow by Associated until the lapse of the restrictions with respect to such shares or the return of such shares of Associated.

PERFORMANCE SHARE AWARDS. Performance Shares may be granted, in the discretion of the Committee, as a part of any Stock Award. Performance Shares shall be granted, if at all, at the same time as the corresponding Stock Award. A Performance Share shall consist of the obligation of Associated to pay to the recipient, on the date on which the restrictions on the corresponding share of Restricted Stock lapse, an amount calculated based upon the highest marginal federal and applicable state income tax rates in effect multiplied by the fair market value of a share on such date. Performance Shares may be paid in cash or shares (valued at their fair market value on the payment date) or any combination thereof in the discretion of the Committee.

PERFORMANCE UNITS. Performance Units may be awarded with or without other Awards and shall represent the right to receive a fixed dollar amount payable in cash or Common Stock or any combination thereof in the discretion of the Committee. The Committee shall determine the Participants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period during which, and the condition under which a Participant's right to Performance Units will be vested and the ability of Participants to defer the receipt of payment of such Performance Units.

The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals of a Participant or Associated or such other factors or criteria as the Committee shall determine.

OTHER STOCK-BASED AWARDS. Other awards of Common Stock and cash awards that are valued in whole or in part by reference to, or are payable in or otherwise based on Common Stock ("Other Stock-Based Awards") including, without limitation, Awards valued by reference to performance concepts, may be granted either alone or in addition to or in tandem with Options, SARs, Stock Awards, Performance Shares, or Performance Units.

CHANGE IN CONTROL. All Options shall immediately vest and become exercisable, all restrictions on Restricted Stock shall immediately lapse, and all Performance Units shall immediately be payable upon the occurrence of a Change in Control of Associated. Such vesting of Options and lapse of restrictions on Restricted Stock shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares being immediately payable.

A Change in Control of Associated shall occur if:

(a) 25% or more of the outstanding voting securities of Associated changes ownership as a result of a tender offer;

(b) Associated is merged or consolidated with another corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation;

(c) Associated sells at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or

(d) A person, within the meaning of sections 3(a)(9) or 13(d)(3) of the Exchange Act, acquires 25% or more of the outstanding voting securities whether directly, indirectly, beneficially, or of record.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (relating to options) of the Exchange Act.

MISCELLANEOUS. No Participant, whether or not he or she has been awarded any Options, SARs, Stock Awards, Performance Share Awards, or Performance Units, shall thereby obtain any continuing right to employment by Associated. No Awards shall be assignable or transferable other than by will or by the laws of descent and distribution. All Awards shall be adjusted as necessary to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure of Associated.

The Committee may amend the Stock Plan without the approval of the shareholders of Associated in any respect, unless any such amendment would materially increase the benefits available thereunder, increase the number of shares subject to the Stock Plan, or materially modify the requirements for eligibility under the Stock Plan, in which case the approval of the holders of the majority of the outstanding shares must be obtained. No amendment to the Stock Plan may affect any outstanding Awards.

FEDERAL INCOME TAX CONSEQUENCES. The grant of a nonqualified stock option is not a taxable event. Upon the exercise of a nonqualified stock option, a recipient will generally be required to recognize, as compensation income, the excess of the fair market value of the shares subject to such nonqualified option on the date of exercise over the exercise price of the nonqualified stock option.

With regard to ISOs, no income will be recognized by a recipient upon transfer to him or her of shares pursuant to the exercise of an ISO, provided that the recipient does not dispose of the shares received before he or she has held such shares for at least one year and at least two years have passed since such recipient was granted the option. Assuming compliance with this and other applicable tax provisions, a recipient will realize long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the option price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as compensation income in the year of disposition to the extent that the lessor of: (a) fair market value on the date the option was exercised; or (b) the amount realized upon such disposition, exceeds the option price. Any amount realized in excess of fair market value on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the option price, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

The receipt of a SAR is not a taxable event; the SAR is taxable only upon exercise. Upon the exercise of a SAR, a recipient will generally be required to recognize, as compensation income, any cash received.

The receipt of Stock Awards is not taxed until the date upon which the forfeiture and nontransferability restrictions on such shares lapse. On that date, the excess of the fair market value of such shares over the amount the recipient paid for the shares (usually zero) would be recognized as compensation income. In addition, any cash received pursuant to Stock Awards would be recognized as compensation income on the date received. A recipient's holding period for any shares received pursuant to a Stock Award begins only after the restrictions on such shares lapse.

Associated will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have realized compensation income in connection with the exercise of a nonqualified option, SAR, or other Award. No deduction will be allowed to Associated for federal income tax purposes at the time of the grant or exercise of an ISO. At the time of a disqualifying disposition of an ISO by a recipient, Associated will be entitled to a deduction for the amount taxable to the recipient as compensation income.

The discussion above is based upon present federal income tax laws, and thus is subject to change when such laws change.

                                  PROPOSAL 3

                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of KPMG Peat Marwick LLP to audit Associated's consolidated financial statements for the 1997 fiscal year. KPMG Peat Marwick LLP audited Associated's consolidated financial statements for the year ended December 31, 1996. It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

If the foregoing recommendation is rejected, or if KPMG Peat Marwick LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 1997 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

Associated recommends that you vote in favor of the selection of KPMG Peat Marwick LLP as independent public accountants for the year ending December 31, 1997.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of this date, Associated is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

By Order of the Board of Directors,

/s/ Brian R. Bodager
Brian R. Bodager
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 24, 1997

PROXY                                                                     PROXY
                             ASSOCIATED BANC-CORP
                  112 NORTH ADAMS STREET, GREEN BAY, WI 54301

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASSOCIATED
                                   BANC-CORP
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 1997

 The undersigned hereby appoints John S. Holbrook, Jr., James F. Janz, and John C. Meng, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 23, 1997, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3 and any such matters which may come before the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

 YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           / FOLD AND DETACH HERE /
-------------------------------------------------------------------------------
                          [ASSOCIATED BANC-CORP LOGO]

                             ASSOCIATED BANC-CORP

                      1997 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Oshkosh Hilton and Convention Center in Oshkosh, Wisconsin, at 11:00 a.m. on Wednesday, April 23, 1997.

Beginning at 10:00 a.m., we will again present an economic/investment update. Associated's Trust professionals will provide an update on the equity market and interest rate environment as they affect us as investors. A continental breakfast reception of coffee, juice, and pastries is planned for 9:00 a.m. until the start of the meetings.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES AND SIGN THE PROXY CARD PRINTED ABOVE. PLEASE NOTE THAT THE SHARES REFLECTED ON THE PROXY CARD ARE THE SHARES YOU HELD ON THE RECORD DATE OF MARCH 3, 1997, AND DO NOT INCLUDE THE SHARES RECEIVED AS A RESULT OF ASSOCIATED'S 6-FOR-5 STOCK SPLIT EFFECTED AS A 20% STOCK DIVIDEND PAID ON MARCH 17, 1997. TEAR AT THE PERFORATION AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE ADDRESSED TO HARRIS TRUST & SAVINGS BANK AT YOUR EARLIEST CONVENIENCE.

If you plan to attend the Annual Meeting, please complete the RSVP Card included with this mailing and return it to Associated Banc-Corp in the small Business Reply Envelope. Please print attendees names carefully so we can prepare name tags once your shares have been voted. This year we will not be mailing admission tickets; however, your name tag will be at the registration table and will be your admittance to the meeting.

For your convenience, we are again providing space on the RSVP Card for any questions you may have. We always appreciate your input and interest in Associated.

We look forward to seeing you on April 23rd.

(DIRECTIONS TO THE OSHKOSH HILTON AND CONVENTION CENTER ARE PRINTED ON THE REVERSE OF THIS PROXY AND INVITATION.)

                           ASSOCIATED BANC-CORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


1. Election of Directors
   Nominees: Harry B. Conlon, Ronald R. Harder, and J. Douglas Quick

                           For All
   For [_]   Withheld [_]  Except [_]

   -----------------------------------
   (Except nominee(s) written above.)


2. To amend Associated's Restated Long-Term Incentive Stock Option Plan to increase the number of shares available for issuance thereunder.

   For [_]   Against [_]   Abstain [_]


3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of Associated for the year ending December 31, 1997.

   For [_]   Against [_]   Abstain [_]

                                       Dated: _________________________, 1997

                           Signature(s)______________________________________
                           PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TEN-ANTS BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNER-SHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

-------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /


          [LOGO AND MAP OF THE OSHKOSH HILTON AND CONVENTION CENTER:]

                                  DIRECTIONS TO THE OSHKOSH HILTON AND
                                  CONVENTION CENTER:

                                  Coming from the North, South, East or West, you need to approach Oshkosh from Hwy 41.
                                  . Approaching Oshkosh, take the 9th Avenue
                                    exit.
                                  . Travel east on 9th Avenue for about 2
                                    miles to Main St.
                                  . Turn left on Main St. and go north 4
                                    blocks. Proceed over the bridge.
                                  . The Oshkosh Hilton Hotel is located on the
                                    left (west) side of Main St. while the
                                    Convention Center (where the Annual
                                    Meeting is being held) is on the right
                                    (east) side of Main St. There is a parking lot adjacent to the Convention Center.